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EXHIBIT 10.29.2

Second Amendment to Pledge and Security Agreement

        This Second Amendment to the Pledge and Security Agreement (this "Amendment"), is effective as of January 1, 2004, and is entered into by and between Union Carbide Corporation, a New York corporation ("Grantor"), and The Dow Chemical Company, a Delaware corporation ("TDCC"), and is made with reference to that certain Pledge and Security Agreement dated March 25, 2003 (the "Security Agreement"), between Grantor and TDCC. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Security Agreement.

        WHEREAS TDCC and Grantor desire to make an amendment to the Security Agreement as set forth below;

        NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants contained herein and the Security Agreement, the parties hereto agree as follows:

1.
The definition of "Obligations" is hereby amended by replacing the definition in its entirety with the following language:

      "Obligations" means all advances, debts, liabilities, obligations, covenants and duties owing by Grantor to Lender of every type and description, arising under (i) the Credit Agreement or under any other Loan Document, including all Loans, Credit Enhancement Obligations and the Univation Reimbursement Obligation and all fees and expenses and all interest, charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to Grantor under the Credit Agreement or any other Loan Document, or (ii) any other transaction, arrangement, agreement, guarantee, indemnity or extension or enhancement of credit entered into or provided by Lender to or on behalf of Grantor from and after the date hereof, in each case whether direct or indirect, absolute or contingent, or due or to become due.

2.
Authorization. Each party hereto represents to the others that (a) such party has all necessary power and authority to enter into this Amendment; (b) the execution and delivery by such party of this Amendment has been duly authorized by all requisite corporate or other action on the part of such party; and (c) this Amendment has been duly executed and delivered by such party.

3.
Security Agreement Remains in Effect. Except as expressly amended by this Amendment, the Security Agreement remains in full force and effect and nothing in this Amendment shall otherwise affect any other provision of the Security Agreement or the rights and obligations of the parties thereto.

4.
Counterparts. This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

5.
Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its provisions concerning conflicts of laws.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their duly authorized representatives.

BORROWER:		LENDER:
UNION CARBIDE CORPORATION		THE DOW CHEMICAL COMPANY
By:	/s/ EDWARD W. RICH	By:	/s/ J. P. REINHARD
Name:	Edward W. Rich	Name:	J. P. Reinhard
Title:	Chief Financial Officer, Vice President and Treasurer	Title:	Executive Vice President and Chief Financial Officer

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  EXHIBIT 10.29.2
Second Amendment to Pledge and Security Agreement